Exhibit 8(c)

PARTICIPATION AGREEMENT
(UBS (Cay) Select Institutional and Preferred Funds)

THIS AGREEMENT is made and entered into as of the 25th day of March, 2009 by and between each of the funds listed on Appendix A, each an exempted company incorporated with limited liability in the Cayman Islands (the “Feeder Funds”), and MASTER TRUST, a Delaware statutory trust (the “Master Trust”), on behalf of its series listed in Appendix B (the “Master Portfolios”).

WHEREAS, the Master Portfolios are series of an open-end management investment company and invest in money market securities;

WHEREAS, the Feeder Funds desire to invest all or substantially all of the investable assets of each of the Feeder Funds in the Master Portfolios (the “Investment”) in exchange for a beneficial interest in the Master Portfolios (the “Interest” or “Interests”) on the terms and conditions set forth in this Agreement; and

WHEREAS, the Master Trust desires to accept the Investment on behalf of the Master Portfolios and to issue Interests as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.           The Investment.

1.1.       Each of the Feeder Funds will invest all or substantially all of its investable assets in the Master Portfolios and, in exchange therefor, the Master Portfolios agree to issue to each Feeder Fund an Interest equal in value to each Feeder Fund’s pro rata interest in the net assets of the applicable Master Portfolio (the “Account”). A Feeder Fund may add to or reduce its Investment in a Master Portfolio in the manner described with respect to the Master Portfolio in the Master Trust’s registration statement on Form N-1A, as it may be amended from time to time (the “Master Portfolio’s N-1A”). A Feeder Fund’s aggregate Interest in a Master Portfolio would then be recomputed in accordance with the method described in the Master Portfolio’s N-1A.

1.2.       The Master Portfolios’ custodian shall hold all of the assets to be invested by each of the Feeder Funds in the Master Portfolios. The Master Portfolios’ custodian shall acknowledge its acceptance of the assets, and the Master Trust shall deliver to the Feeder Funds reasonable evidence of each Feeder Fund’s ownership of the Account. In addition, each party shall deliver to the other such bills of sale, checks, assignments, securities instruments, receipts or other documents as such other party or its counsel may reasonably request.

II.          Representations and Warranties.

2.1.       Each Feeder Fund represents and warrants to the Master Trust and each Master Portfolio (which representations and warranties shall be deemed made at and as of this date and at and as of all times when this Agreement is in effect) that:

(a)       Each Feeder Fund is a Cayman Islands exempted company incorporated with limited liability and validly existing under the laws of the Cayman Islands, and has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

(b)       The execution and delivery of this Agreement by each Feeder Fund and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each Feeder Fund by its Board of Directors and no other action or proceeding is necessary for the execution and delivery of this Agreement by each Feeder Fund, the performance by a Feeder Fund of its obligations hereunder and the consummation by a Feeder Fund of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Feeder Fund and constitutes a legal, valid and binding obligation of each Feeder Fund, enforceable against it in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors’ rights generally.

(c)       The Feeder Funds are not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the “Bankruptcy Code”) or similar case within the meaning of Section 368(a) (3) (A) of the Bankruptcy Code or the insolvency provisions of the Companies Law of the Cayman Islands.

(d)       The fiscal year end for each of the Feeder Funds is April 30.

(e)       Each Feeder Fund has duly filed all documents required to be filed under the laws of the Cayman Islands in connection with the registration of each Feeder Fund’s shares, any meetings of its shareholders and the registration of the Feeder Fund with the Cayman Islands Monetary Authority (collectively, the “Feeder Fund Filings”). The Feeder Fund Filings were prepared in accordance with the requirements of the applicable law, and did not at the time of their filing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)       The Feeder Funds understand and agree that the Interests in a Master Portfolio have not been registered and will not be registered under the Securities Act of 1933, as amended (the “1933 Act”) or any state securities law, and that the Interests offered and the offering of the Interests have not been approved, disapproved, or passed on by any federal or state regulatory agency or commission, securities or commodities exchange, or other self-regulatory organization.

(g)       Each Feeder Fund acknowledges that it has received copies of its respective Master Portfolio’s N-1A. Each Feeder Fund has read, understands, and is fully familiar with the N-1A and has received adequate information concerning all matters that the Feeder Fund considers material to a decision to purchase the Interests.

(h)       The Interests subscribed for will be acquired solely by and for the account of each Feeder Fund, solely for investment, and are not being purchased for resale or distribution. Each Feeder Fund has no existing or contemplated agreement or arrangement with any person to sell, exchange, transfer, assign, pledge, or otherwise dispose of the Interests. Each Feeder Fund acknowledges and agrees that the Interests are non-transferable.

(i)       Each Feeder Fund has relied solely upon the Master Trust’s N-1A, the advice of its tax or other advisers, written information provided by the Master Trust and its investment adviser (the “Adviser”) to the Board of Directors of each Feeder Fund and independent investigations made by each Feeder Fund in purchasing the Interests. No representations or agreements other than those set forth in the Master Trust’s N-1A and in this Agreement have been made to any Feeder Fund by a Master Portfolio.

(j)       Each Feeder Fund agrees to notify the Master Trust promptly if there is any change with respect to any of the information, representations, or warranties contained herein and to provide such further information as the Master Trust may reasonably request.

(k)       Each Feeder Fund acknowledges that is in compliance with anti-money laundering laws and regulations adopted by the Cayman Islands Monetary Authority (the “AML Laws”).

2.2.       The Master Trust on behalf of the Master Portfolios represents and warrants to each Feeder Fund (which representations and warranties shall be deemed made at and as of this date and at all times when this Agreement is in effect) that:

(a)       Each Master Portfolio is a duly authorized and established series of the Master Trust, a statutory trust duly organized and validly existing under the laws of the State of Delaware, which has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

(b)       The execution and delivery of this Agreement by the Master Trust, on behalf of the Master Portfolios, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Master Trust by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Master Trust, on behalf of each Master Portfolio, the performance by the Master Trust and each Master Portfolio of their obligations hereunder and the consummation by a Master Portfolio of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Master Trust, on behalf of each Master Portfolio, and constitutes a legal, valid and binding obligation of the Master Trust, with respect to each Master Portfolio, enforceable against it in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors’ rights generally.

(c)       The issuance by each Master Portfolio of the Interests in exchange for the Investment by each Feeder Fund of its assets has been duly authorized by all necessary action on the part of the Board of Trustees of the Master Trust.

(d)       The Interests will be validly issued, fully paid and non-assessable.

(e)       The Master Trust and Master Portfolios are not under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

(f)       The fiscal year end of each Master Portfolio is April 30.

(g)       The Master Trust has duly filed all forms, reports, and other documents required to be filed with the SEC pursuant to 1940 Act in connection with the registration of the Master Trust as an investment company (collectively, the “Master Portfolio SEC Filings”). The Master Portfolio SEC Filings were prepared in accordance with the requirements of applicable law, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)       Each Master Portfolio is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

(i)       The Master Trust uses its best efforts to operate so that it is taxable as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”).

(j)       Each Master Portfolio uses its best efforts to conduct its operations as a money market fund for purposes of Rule 2a-7 under the 1940 Act and has adopted and implemented policies and procedures that are reasonably designed to ensure compliance by the Master Portfolio with Rule 2a-7.

(k)       The Master Trust uses its best efforts to conduct the offer and sale of Interests so that it may rely on the private placement exemptions from registration and/or qualification, as appropriate, provided by Section 4(2) of the 1933 Act and/or Regulation S under the 1933 Act, and applicable state securities laws.

III.           Covenants and Indemnification.

3.1.       Each Feeder Fund covenants that:

(a)       if requested to vote on matters pertaining to a Master Portfolio, a Feeder Fund will cast its votes related to its investment in the Master Fund in the same proportion as any instructions that are received from the Fund’s shareholders, to the extent that the Fund’s Board of Directors submits the matter to a vote of the Fund’s shareholders.

(b)       it will furnish the Master Trust, at least ten (10) business days prior to filing or first use, as the case may be, with drafts of amendments to its offering document and any supplements or amendments relating thereto (“Offering Circular”), unless it is not reasonably practical to do so given an immediate and legally required need to supplement its Offering Circular, in which case such supplement will be provided to the Master Trust as soon as reasonably possible prior to filing or first use. The Feeder Funds will furnish the Master Portfolios with any proposed advertising or sales literature prepared by the Feeder Funds or their placement agent at least three (3) business days prior to filing or first use; provided, however, that such advance notice shall not be required for advertising or sales literature that merely references the name of the Feeder Funds. The Feeder Funds agree that they will include in all Feeder Fund documents any disclosures that may be required by law and they will include in all Feeder Fund documents any material comments reasonably made by each Master Portfolio and its counsel. A Master Portfolio will, however, in no way be liable for any errors or omissions in such documents, whether or not it makes any objection thereto, except to the extent such errors or omissions result from information provided in writing by a Master Portfolio or from information accurately derived from the Master Portfolio’s N-1A that has been specifically provided to the Master Portfolio for review and comment. The Feeder Funds will not make any other written or oral representations about a Master Portfolio other than those included in the Master Portfolio’s N-1A without the prior written consent of the Master Trust.

(c)       The Feeder Funds agree to comply with the AML Laws and to provide such information and documentation evidencing compliance with the AML Laws as may be reasonably requested by a Master Portfolio from time to time, to the extent the provision of such information is permitted by the AML laws or other applicable law.

(d)       The Feeder Funds shall at all times have a substantially similar investment objective as and substantially similar investment policies to those of its corresponding Master Portfolio.

3.2.       Indemnification by the Feeder Funds.

(a)       Indemnification of Prime Master Fund.  Each of UBS (Cay) Select Prime Preferred Fund and UBS (Cay) Select Prime Institutional Fund (each, a “Prime Indemnifying Feeder Fund”), severally and not jointly, will indemnify and hold harmless Master Trust, Prime Master Fund, its Investment Adviser and the trustees, directors, officers and employees of Master Trust and each other person who controls the Master Portfolios, as the case may be (each, a “Prime Master Portfolio Covered Person” and collectively, “Prime Master Portfolio Covered Persons,” as such term is defined in Section 15 of the 1933 Act), against any and all losses, claims, demands, damages, liabilities and expenses (including the reasonable cost of investigating and defending against any claims therefor and any counsel fees and expenses incurred in connection therewith) (each, a “Liability” and collectively, the “Liabilities”), which

         (i)       arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular, or any advertisement or sales literature, or any other document or publication filed, created, or published or otherwise disseminated by the Prime Indemnifying Feeder Fund (each, a “Feeder Fund Document”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Prime Indemnifying Feeder Fund will not be liable in any such case to the extent that such Liability arises out of or is based upon any untrue statement or omission in or from any Feeder Fund Document in reliance upon and in conformity with written information furnished to a Prime Indemnifying Feeder Fund by the Master Trust specifically for use therein (for this purpose, information of any kind contained in any Master Portfolio SEC Filings, not included therein in reliance on information provided by or on behalf of the Prime Indemnifying Feeder Fund for inclusion therein, being deemed to have been so furnished to the Prime Indemnifying Feeder Fund);

         (ii)       result from the failure of any representation or warranty made by a Prime Indemnifying Feeder Fund to be accurate when made or the failure of a Prime Indemnifying Feeder Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement; or

         (iii)      arise out of any unlawful or negligent act of a Prime Indemnifying Feeder Fund or any officer, director employee or agent of a Prime Indemnifying Feeder Fund, whether such act was committed against the Prime Indemnifying Feeder Fund, Master Trust, Prime Master Fund or any third party; provided, however, that in no case shall a Prime Indemnifying Feeder Fund be liable with respect to any claim made against any Prime Master Portfolio Covered Person unless the party shall have notified the Prime Indemnifying Feeder Fund in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a party. Failure to notify a Prime Indemnifying Feeder Fund of such claim shall not relieve it from any liability that it may have to any party otherwise than on account of the indemnification contained in this Paragraph.

(b)       Indemnification of Treasury Master Fund.  Each of UBS (Cay) Select Treasury Preferred Fund and UBS (Cay) Select Treasury Institutional Fund (each, a “Treasury Indemnifying Feeder Fund”), severally and not jointly, will indemnify and hold harmless Master Trust, Treasury Master Fund, its Investment Adviser and the trustees, directors, officers and employees of Master Trust and each other person who controls the Master Portfolios, as the case may be (each, a “Treasury Master Portfolio Covered Person” and collectively, “Treasury Master Portfolio Covered Persons,” as such term is defined in Section 15 of the 1933 Act), against any and all losses, claims, demands, damages, liabilities and expenses (including the reasonable cost of investigating and defending against any claims therefor and any counsel fees and expenses incurred in connection therewith) (each, a “Liability” and collectively, the “Liabilities”), which

         (i)       arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular, or any advertisement or sales literature, or any other document or publication filed, created, or published or otherwise disseminated by the Treasury Indemnifying Feeder Fund (each, a “Feeder Fund Document”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Treasury Indemnifying Feeder Fund will not be liable in any such case to the extent that such Liability arises out of or is based upon any untrue statement or omission in or from any Feeder Fund Document in reliance upon and in conformity with written information furnished to a Treasury Indemnifying Feeder Fund by the Master Trust specifically for use therein (for this purpose, information of any kind contained in any Master Portfolio SEC Filings, not included therein in reliance on information provided by or on behalf of the Treasury Indemnifying Feeder Fund for inclusion therein, being deemed to have been so furnished to the Treasury Indemnifying Feeder Fund);

         (ii)       result from the failure of any representation or warranty made by a Treasury Indemnifying Feeder Fund to be accurate when made or the failure of a Treasury Indemnifying Feeder Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement; or

         (iii)      arise out of any unlawful or negligent act of a Treasury Indemnifying Feeder Fund or any officer, director employee or agent of a Treasury Indemnifying Feeder Fund, whether such act was committed against the Treasury Indemnifying Feeder Fund, Master Trust, Treasury Master Fund or any third party; provided, however, that in no case shall a Treasury Indemnifying Feeder Fund be liable with respect to any claim made against any Treasury Master Portfolio Covered Person unless the party shall have notified the Treasury Indemnifying Feeder Fund in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a party. Failure to notify a Treasury Indemnifying Feeder Fund of such claim shall not relieve it from any liability that it may have to any party otherwise than on account of the indemnification contained in this Paragraph.

3.3.       The Master Trust covenants on behalf of the Master Portfolios that:

(a)       A Master Portfolio will use its best efforts to qualify to be taxable as a partnership under the Code for all periods during which this Agreement is in effect, except to the extent that the failure to so qualify is a result of any action or omission of the Feeder Funds.

(b)       The Master Trust will notify the Feeder Funds, as soon as reasonably practicable, of the discovery of any material failure to comply with the terms of Rule 2a-7 under the 1940 Act or of any decision to cease to be a money market fund for purposes of Rule 2a-7.

(c)       Conditional upon the Feeder Funds complying with the terms of this Agreement, and except as otherwise may be limited by the terms of this Agreement, the Master Trust shall permit the Feeder Funds to make additional Investments in the Master Portfolios on each business day on which shares of the Feeder Funds are sold to the public, provided, however, that the Master Trust may refuse to permit the Feeder Funds to make additional Investments in a Master Portfolio on any day on which (i) a Master Portfolio has refused to permit all other investors in the Master Portfolio to make additional Investments in a Master Portfolio or (ii) the Trustees of the Master Trust have reasonably determined that permitting additional investments by the Feeder Funds in a Master Portfolio would constitute a breach of their fiduciary duty to the Master Portfolio.

3.4.       Indemnification by the Master Portfolios.

(a)       Indemnification by Prime Master Fund.  Master Trust, solely with respect to the assets of Prime Master Fund, will indemnify and hold harmless each of UBS (Cay) Select Prime Preferred Fund Ltd. and UBS (Cay) Select Prime Institutional Fund Ltd. (each, a “Prime Feeder Fund” and their respective directors, officers and employees and each other person who controls a Prime Feeder Fund, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a “Prime Feeder Fund Covered Person” and collectively, “Prime Feeder Fund Covered Persons”), against any and all Liabilities, whether incurred directly by a Prime Feeder Fund or through a Prime Feeder Fund’s Investment in Prime Master Fund, which

         (i)       arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Prime Master Fund’s N-1A or in any advertising or sales literature of a Prime Feeder Fund to the extent resulting from information provided by Prime Master Fund specifically for inclusion in a Prime Feeder Funds’ advertising or sales literature and which is accurately included by a Prime Feeder Fund in the Prime Feeder Fund’s advertising or sales literature, or arise out of or are based upon the omission or alleged omission to state in Prime Master Fund’s N-1A or in any advertising or sales literature of a Prime Feeder Fund to the extent resulting from information provided by Prime Master Fund specifically for inclusion in a Prime Feeder Fund’s advertising or sales literature and which is accurately included by a Prime Feeder Fund therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Prime Master Fund will not be liable in any such case to the extent that any such Liability arises out of or is based upon any untrue statement or omission in or from Prime Master Fund’s N-1A in reliance upon and in conformity with written information furnished to Prime Master Fund by a Prime Feeder Fund specifically for use therein (for this purpose, information of any kind contained in any Prime Feeder Fund Offering Circular, not included therein in reliance on information provided by or on behalf of Prime Master Fund for inclusion therein, being deemed to have been so furnished to Prime Master Fund);

         (ii)       arise out of or are based upon an inaccurate calculation of Prime Master Fund’s net asset value (whether by Prime Master Fund or any party retained by Prime Master Fund for that purpose);

         (iii)      arise out of any unlawful or negligent act of Prime Master Fund or any Trustee, officer, employee or agent of the Master Trust, whether such act was committed against the Master Trust, Prime Master Fund, a Prime Feeder Fund or any third party; or

         (iv)      result from the failure of any representation or warranty made by the Master Trust or Prime Master Fund to be accurate when made or the failure of the Master Trust or Prime Master Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement; provided, however, that in no case shall the Prime Master Fund be liable with respect to any claim made against any Prime Feeder Fund Covered Person unless the party shall have notified the Master Trust on behalf of Prime Master Fund in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Prime Feeder Fund Covered Person. Failure to notify the Master Trust on behalf of Prime Master Fund of such claim shall not relieve it from any liability that it may have to any party otherwise than on account of the indemnification contained in this paragraph.

(b)       Indemnification by Treasury Master Fund.  Master Trust, solely with respect to the assets of Treasury Master Fund, will indemnify and hold harmless each of UBS (Cay) Select Treasury Preferred Fund Ltd. And UBS (Cay) Select Treasury Institutional Fund Ltd. (each, a “Treasury Feeder Fund” and their respective directors, officers and employees and each other person who controls a Treasury Feeder Fund, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a “Treasury Feeder Fund Covered Person” and collectively, “Treasury Feeder Fund Covered Persons”), against any and all Liabilities, whether incurred directly by a Treasury Feeder Fund or through a Treasury Feeder Fund’s Investment in Treasury Master Fund, which

         (i)       arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Treasury Master Fund’s N-1A or in any advertising or sales literature of a Treasury Feeder Fund to the extent resulting from information provided by Treasury Master Fund specifically for inclusion in a Treasury Feeder Funds’ advertising or sales literature and which is accurately included by a Treasury Feeder Fund in the Treasury Feeder Fund’s advertising or sales literature, or arise out of or are based upon the omission or alleged omission to state in Treasury Master Fund’s N-1A or in any advertising or sales literature of a Treasury Feeder Fund to the extent resulting from information provided by Treasury Master Fund specifically for inclusion in a Treasury Feeder Fund’s advertising or sales literature and which is accurately included by a Treasury Feeder Fund therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Treasury Master Fund will not be liable in any such case to the extent that any such Liability arises out of or is based upon any untrue statement or omission in or from Treasury Master Fund’s N-1A in reliance upon and in conformity with written information furnished to Treasury Master Fund by a Treasury Feeder Fund specifically for use therein (for this purpose, information of any kind contained in any Treasury Feeder Fund Offering Circular, not included therein in reliance on information provided by or on behalf of Treasury Master Fund for inclusion therein, being deemed to have been so furnished to Treasury Master Fund);

         (ii)       arise out of or are based upon an inaccurate calculation of Treasury Master Fund’s net asset value (whether by Treasury Master Fund or any party retained by Treasury Master Fund for that purpose);

         (iii)      arise out of any unlawful or negligent act of Treasury Master Fund or any Trustee, officer, employee or agent of the Master Trust, whether such act was committed against the Master Trust, Treasury Master Fund, a Treasury Feeder Fund or any third party; or

         (iv)      result from the failure of any representation or warranty made by the Master Trust or Treasury Master Fund to be accurate when made or the failure of the Master Trust or Treasury Master Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement; provided, however, that in no case shall the Treasury Master Fund be liable with respect to any claim made against any Treasury Feeder Fund Covered Person unless the party shall have notified the Master Trust on behalf of Treasury Master Fund in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Treasury Feeder Fund Covered Person. Failure to notify the Master Trust on behalf of Treasury Master Fund of such claim shall not relieve it from any liability that it may have to any party otherwise than on account of the indemnification contained in this paragraph.

3.5.       Allocation of Losses.

(a)       If the indemnification provided for in Section 3.2 or Section 3.4 is for any reason unavailable to or insufficient to hold harmless a Master Portfolio Covered Person or Feeder Fund Covered

Person (“Covered Person”) in respect of any losses, claims, demands, damages, liabilities, or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such any losses, claims, demands, damages, liabilities, or expenses incurred by such Covered Person in such proportion as is appropriate to reflect the relative fault of any Feeder Fund or Master Portfolios in connection with the statements or omissions or other action or failure to act which resulted in such losses, liabilities, claims, damages, or expenses, as well as any other relevant equitable considerations.

(b)       In the case of any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, the relative fault of the Feeder Fund and the Master Portfolios shall be determined by reference to, among other things, whether any such untrue statement or alleged untrue statement or omission or alleged omission related to information supplied by a Feeder Funds or a Master Portfolio and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(c)       The Feeder Funds and the Master Portfolios agree that it would not be just and equitable if contribution pursuant to this Section 3.5 were determined by any method of allocation which does not take account of the equitable considerations referred to above in this Section 3.5. The aggregate amount of losses, claims, demands, damages, liabilities, and expenses incurred by a Covered Person and referred to above in this Section 3.5 shall be deemed to include any legal or other expenses reasonably incurred by such Covered Person in investigating, preparing, or defending against any litigation or any investigation or proceeding or any such claims and reasonable counsel fees incurred in connection therewith.

(d)       For purposes of this Section 3.5, each person, if any, who controls the Feeder Funds or the Master Portfolios within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Feeder Funds or the Master Portfolios, as the case may be, and each director or trustee, officer, or employee of the Master Trust or a Feeder Fund and each officer thereof who signed a registration statement shall have the same rights to contribution as the Feeder Fund or the Master Portfolio, as the case may be.

IV.        Additional Agreements.

4.1.       Each party agrees that it shall hold in strict confidence all confidential data and information obtained from the other parties (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is approved by the disclosing party, required by the SEC, any other regulatory body or the Feeder Funds’ or Master Portfolios’ respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances. Each party agrees that the requirements of this Section shall not prohibit the Master Trust and Feeder Funds from filing this Agreement as an exhibit to its registration statement on Form N-1A or with the Cayman Islands Monetary Authority and that such disclosure shall not require additional consent from the other parties.

4.2.       The Master Trust shall afford the independent registered public accounting firm of the Feeder Funds with reasonable access to relevant books and records of the Master Portfolios and will provide relevant financial and other data related to the Master Portfolios as reasonably requested by such accountants as permitted by applicable law, and which is necessary in order to conduct an audit of each Feeder Fund’s financial statements.

4.3.       No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

4.4.       In the event that a Master Portfolio is liquidating its assets and winding up its affairs, the Master Portfolio, unless otherwise agreed by the parties, shall, to the extent permissible under and otherwise in accordance with applicable law, effect such liquidation “in kind” for each Feeder Fund to the extent that the Master Portfolio has agreed to effect such liquidation “in kind” for all of its other feeder funds, and in such manner that the securities delivered to the Feeder Fund for the account of the Feeder Fund mirror, as closely as practicable, the composition of the Master Portfolio immediately prior to such liquidation. A Master Portfolio shall whenever reasonably possible and subject to the Adviser’s portfolio management and fiduciary considerations, accommodate Feeder Fund requests that redemptions be made in cash or in kind.

V.         Termination, Amendment and Waiver.

5.1.       Termination.

(a)       This Agreement may be terminated by a Feeder Fund upon five (5) business days notice to the Master Trust.

(b)       This Agreement may be terminated at any time by a Feeder Fund by withdrawing all of the Feeder Fund’s Interests in the Master Portfolios.

(c)       This Agreement may be terminated on not less than 60 days’ prior written notice by the Master Trust to a Feeder Fund.

(d)       Notwithstanding sub-section (c), this Agreement may be terminated on not less than 30 days’ prior written notice by the Master Trust to a Feeder Fund of the intention of a Master Portfolio to completely liquidate its assets and wind up its affairs.

(e)       This Agreement may be terminated by a party at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party.

(f)       The indemnification and contribution obligations set forth in Article III and the confidentiality provisions in Section 4.1 shall survive the termination of this Agreement.

5.2.      This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon by the parties, provided that such change be in writing and signed by each party hereto.

VI.        General Provisions.

6.1.      All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when actually received in person or by fax, or three days after being sent by certified or registered mail, return receipt requested, postage prepaid, by a Feeder Fund, or by the Master Trust on behalf of the Master Portfolios.

6.2.     Unless stated otherwise herein, all costs and expenses associated with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

6.3.     The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.4.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

6.5.     This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporate or supersede all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein.

6.6.     Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties.

6.7.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the choice of law or conflicts of law provisions thereof.

6.8.     This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

6.9.     Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

6.10.     Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm’s length agreements.

6.11.     Each party expressly acknowledges the provision in the Memorandum and Articles of Association of each Feeder Fund and the Trust Instrument of the Master Trust limiting the personal liability of shareholders and the officers, directors and/or trustees of each Feeder Fund and the Master Trust, respectively.

6.12.     The parties hereto agree and acknowledge that (a) each Feeder Fund has entered into this Agreement solely on behalf of the Feeder Fund and that no other party shall have any obligation hereunder with respect to any liability of a Feeder Fund arising hereunder; (b) the Master Trust has entered into this Agreement solely on behalf of the Master Portfolios and that no other series of the Master Trust shall have any obligation hereunder with respect to any liability of the Master Portfolios arising hereunder; and (c) no series or feeder participant of a Master Portfolio shall be liable to any other series or feeder participant of the Master Portfolio.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective directors or officers, thereunto duly authorized, as of the date first written above.

UBS (CAY) SELECT PRIME INSTITUTIONAL FUND LTD.

By: /s/ William Walmsley
Name: William Walmsley
Title: Director

UBS (CAY) SELECT TREASURY PRIME INSTITUTIONAL FUND LTD.

By: /s/ William Walmsley
Name: William Walmsley
Title: Director

UBS (CAY) SELECT PRIME PREFERRED FUND LTD.

By: /s/ William Walmsley
Name: William Walmsley
Title: Director

UBS (CAY) SELECT TREASURY PREFERRED FUND LTD.

By: /s/ William Walmsley
Name: William Walmsley
Title: Director

MASTER TRUST

on behalf of the Master Portfolios

By: /s/ Thomas Disbrow
Name: Thomas Disbrow
Title: Vice President and Treasurer

By: /s/ Keith A. Weller
Name: Keith A. Weller
Title: Vice President and Assistant Secretary

Appendix A

UBS (Cay) Select Prime Preferred Fund Ltd.
UBS (Cay) Select Prime Institutional Fund Ltd.
UBS (Cay) Select Treasury Preferred Fund Ltd.
UBS (Cay) Select Treasury Institutional Fund Ltd.

Appendix B

Prime Master Fund
Treasury Master Fund